UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	72-0717400
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE	60089
BUFFALO GROVE, ILLINOIS	(Zip code)
(Address of principal executive offices)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:                      (if applicable).
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

Explanatory Note
Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Explanatory Note
     This Amendment No. 1 to our Form 8-A filed with the Securities and Exchange Commission on January 31, 2007, amends the name of the exchange on which our common stock is to be registered. No other changes are made to the Form 8-A.
Item 1. Description of Registrant’s Securities to be Registered.
     The description of our common stock required by Item 202 of Regulation S-K is contained in the section entitled “Description of Capital Stock and Convertible Securities,” included in our Post Effective Amendment No. 2 to Registration Statement on Form S-1, No. 333-119168 filed with the SEC on June 14, 2005, and any amendment or report filed for the purpose of updating such description.
Item 2. Exhibits.
     The securities being registered hereby are to be registered on an exchange in which no other securities of the Registrant are registered. Therefore, all exhibits required by the instruction to Item 2 will be supplied to The NASDAQ Global Market and are not filed with or incorporated by reference to this registration statement.

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: January 31, 2007